Exhibit 5.2

1945 Old Gallows Road

Suite 260

Vienna, VA 22182

(301) 760-7393

November 13, 2024

WEBUS INTERNATIONAL LIMITED

25/F, UK Center, EFC, Yuhang District

Hangzhou, China 311121

Ladies and Gentlemen:

We have acted as United States counsel to WEBUS INTERNATIONAL LIMITED, a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 10, 2023, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the following securities of the Company: (i) 2,000,000 shares (the “Firm Shares”) of the Company’s ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), (ii) up to 300,000 Ordinary Shares, issuable upon the exercise of an over-allotment option granted to Network 1 Financial Securities, Inc., the underwriter named in the underwriting agreement (the “Over-Allotment Shares,” and together with the “Firm Shares,” the “Offered Shares”), (iii) warrants exercisable to purchase additional Ordinary Shares in an amount equal to 7% of the Offered Shares (the “Warrants”), (iv) the Ordinary Shares underlying the Warrants (the “Warrants Shares”), and (v) up to 1,750,000 Ordinary Shares offered by certain selling shareholders. The Firm Shares, Over-Allotment Shares, and Warrant Shares are collectively referred to herein as the “Securities.” This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered.

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation, (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrants; (v) the Warrants have been duly authorized by all requisite corporate action on the part of the Company; (vi) except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified in exhibit 1.1 (Form of Underwriting Agreement) (the “Underwriting Agreement”), and exhibit 4.2 (Form of Underwriter’s Warrant) (the “Form of Warrant”) to the Registration Statement without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto); (vii) as provided in Section 9 of the Form of Warrant, all questions concerning the construction, validity, enforcement and interpretation of the Warrants shall be governed by the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; (viii) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and (ix) at the time of exercise of the Warrants, a sufficient number of Ordinary Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance and that the consideration for the issuance and sale of the Warrants Shares in connection with such exercise is in an amount that is not less than the par value of such Ordinary Shares.

In connection with this matter, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America and the laws of the State of New York and are based on these laws as in effect on the date hereof. We are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and when the Warrants have been duly executed and authenticated in accordance with the Underwriting Agreement and issued, delivered, as contemplated by the Registration Statement and the Underwriting Agreement, such Warrants will constitute valid and binding obligations of the Company in accordance with their terms under the laws of the State of New York.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, but not limited to, principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ VCL Law LLP
VCL LAW LLP

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